                                                                    Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of NRT Incorporated on Form S-1 of our report dated July 10, 1998, related to the consolidated statements of operations, shareholders' deficit, and cash flows of Jon Douglas Real Estate Services Group, Inc., for the nine months ended September 30, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Costa Mesa, California
February 9, 1999